Exhibit 5.0

Webster Law Firm

                                             1000 G. Street, 2nd Floor
William F. Webster                        Sacramento, California 95814
                                                   Tel: (916) 321-4427
                                                   Fax: (916) 321-4428

May 10, 2002

Sundew International, Inc.
1422 Chestnut Street, Suite 410
Philadelphia, PA 19102

Re:  Registration Statement on Form S-8

Dear Sirs:

     You have requested our opinion, as special counsel to the
Company, with respect to certain matters in connection with the filing by Sundew International, Inc., a Delaware corporation (the
"Company"), of a Registration Statement on Form S-8 (the
"Registration Statement") with the Securities and Exchange
Commission, covering the registration of 1,000,000 shares of the
Company's Common Stock, $.001 par value per share (the "Shares"), for issuance pursuant to the 2002 Employee, Consultant and Advisor
Stock Compensation Plan of the Company (the "Compensation Plan").

     In connection with this opinion, we have examined and relied upon the Registration Statement, the Company's Certificate of
Incorporation and Bylaws, minutes of board meetings and unanimous written consents by the Company's board with respect to the issuance of shares by the Company, and the Compensation Plan and related form of Stock Payment Agreement.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Compensation Plan and the
proceedings and practices customarily followed by the Company as evidenced by the above documents, will be validly issued, fully paid, and nonassessable shares of Common Stock of the Company.

     We consent to the filing of this opinion as an exhibit to the
Registration Statement.

Very truly yours,

WEBSTER LAW FIRM

__________/S/_______________
William F. Webster